EXHIBIT 4.6

[FORM OF PURCHASE OPTION TO BE ISSUED TO THE REPRESENTATIVE]

THE HOLDER OF THIS PURCHASE OPTION (AS DEFINED HEREIN), BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF, EITHER DIRECTLY OR INDIRECTLY, THIS PURCHASE OPTION, EXCEPT AS PROVIDED IN SECTION 3 HEREOF.

THIS PURCHASE OPTION IS NOT EXERCISABLE PRIOR TO THE LATER OF (I) THE CONSUMMATION BY THE COMPANY (AS DEFINED HEREIN) OF ITS INITIAL BUSINESS COMBINATION (AS DEFINED HEREIN) AND (II) [______], 2007.

THIS PURCHASE OPTION SHALL TERMINATE AND BE VOID IF NOT EXERCISED IN ACCORDANCE WITH SECTION 2 HEREOF BY 5:00 P.M., NEW YORK TIME, ON _____, [2010], AND ALL RIGHTS OF HOLDER UNDER THIS PURCHASE OPTION SHALL THEREUPON CEASE AND EXPIRE.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

_______ UNITS

OF

SYMMETRY HOLDINGS INC.

1.     Purchase Option; General Terms.

        THIS CERTIFIES THAT, in consideration of $[____] duly paid by or on behalf of [________], as registered owner (“Holder”) of this unit purchase option (this “Purchase Option”), to Symmetry Holdings Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time after the later of (i) the consummation by the Company of its Initial Business Combination (as defined below) and (ii) ______, 2007 (the “Commencement Date”), and at or before 5:00 p.m., New York time, on ______, [2010] (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to ______ units (the “Units” and, each, a “Unit”) of the Company, each Unit consisting of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”), expiring at 5:00 p.m., New York time, on [______], 2010 (the “Warrant Expiration Date”), as discussed in Section 2 hereof.

        For purposes of this Purchase Option and the exercise of any right hereunder, the term “Holder” or “Holders” shall mean, as of any date, Holder, its successors and permitted transferees thereof in accordance with Section 3 hereof that is validly holding this Purchase Option as of such date and, for purposes of Section 5, Holder or its successor or any such transferee that is holding Units issued upon exercise of this Purchase Option (or securities underlying such Units) as of such date.

        Each Warrant shall be the same as the warrants (the “Public Warrants”) being sold in the public offering of Units (the “Offering”), except that the Warrants shall have an exercise price of $5.50 per share (the “Warrant Exercise Price”), subject to adjustment as provided in Section 6 hereof. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Option. This Purchase Option is initially exercisable at $10.00 per Unit; provided, however, that, upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Warrants) to be received upon exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price of the Units of $10.00 per Unit, as it may be adjusted pursuant to Section 6 hereof.

        As used herein, the term “Initial Business Combination” shall mean a Business Combination that meets the Criteria for the Initial Business Combination; “Criteria for the Initial Business Combination” shall have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Charter”); and “Business Combination” shall mean the acquisition by the Company, directly or through one or more subsidiaries, of (or of control of) one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other transaction (and for this purpose, an operating business includes an infrastructure project).

        As used herein, the term “Business Day” shall mean any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

2.     Exercise.

        2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed, completed and delivered to the Company, together with this Purchase Option and full payment of the aggregate Exercise Price for all the Units being purchased, which shall be payable in cash or by certified check or official bank check (except to the extent provided by Section 2.4 hereof).

        2.2 Expiration of Purchase Option. Except for the registration rights granted pursuant to Section 5 hereof (insofar as such rights apply to Common Stock and Warrants included in the Units which shall have been issued or be issuable by reason of exercise of this Purchase Option prior to such termination), this Purchase Option shall terminate as to any portion thereof as to which either a duly executed Exercise Form attached hereto or full payment of the Exercise Price relating thereto (except to the extent provided by Section 2.4 hereof) shall not have been received by the Company in accordance with the terms herein by 5:00 p.m., New York time, on [______], 2010, and thereupon such portion (or the entirety of this Purchase Option, including Section 5, if no such Exercise Form or Exercise Price shall have been received as to any portion thereof) shall be void and all rights of Holder under this Purchase Option in respect thereof shall cease and expire. If the Expiration Date is a day other than a Business Day, then this Purchase Option may be exercised in accordance with the terms herein on the next succeeding Business Day.

        2.3 Legend. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows, unless such securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY

NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO REGISTRATION REQUIREMENTS UNDER, THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAW OF ANY STATE.”

        2.4 Cashless Exercise (Units).

[2.4.1 Determination of Amount. In lieu of the payment of the Exercise Price multiplied by the number of Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock and Warrants) in the manner required by Section 2.1, each Holder shall have the right (but not the obligation) (the “Conversion Right”) to convert any exercisable but unexercised portion of this Purchase Option held by such Holder into Units as provided in Section 2.4.2 hereof. Upon exercise of the Conversion Right, the Company shall deliver to such Holder (without payment by such Holder of any of the Exercise Price in cash) that number of shares of Common Stock and Warrants comprising that number of Units equal to the quotient obtained by dividing (x) the Value (as defined below) of the portion of this Purchase Option being converted as of the date of such exercise by (y) the Current Market Value (as defined below) as of the date of such exercise. As used herein, the term “Value” of the portion of this Purchase Option being converted as of the date of such exercise shall equal the remainder derived from subtracting (a) (i) the Exercise Price multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted from (b) (i) the Current Market Value of a Unit as of the date of such exercise multiplied by (ii) the number of Units underlying the portion of this Purchase Option being converted. As used herein, the term “Current Market Value” per Unit as of the date of such exercise means the remainder derived from subtracting (x) (i) the exercise price of the Warrants multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the Warrants underlying one Unit from (y) (i) the Current Market Price (as defined below) of the Common Stock as of the date of such exercise multiplied by (ii) the number of shares of Common Stock underlying one Unit, which shall include the shares of Common Stock underlying the Warrants included in such Unit. As used herein, the “Current Market Price” of a share of Common Stock shall mean: (i) if the Common Stock is listed on a national securities exchange or quoted on the OTC Bulletin Board (or any successor to such exchange or board), the last sale price of the Common Stock as of the date of such exercise in the principal trading market for the Common Stock as reported by the exchange or board; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board (or successor trading market), but is traded in the residual over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of such exercise for which such quotations are reported by Pink Sheets, LLC or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clauses (i) or (ii) above, such price as the Board of Directors of the Company shall determine, in good faith.]

2.4.2 Mechanics of Cashless Exercise. The Conversion Right may be exercised by any Holder of this Purchase Option on any Business Day on or after the Commencement Date and not later than 5:00 p.m., New York time, on the Expiration Date by delivering this Purchase Option to the Company with the duly executed Exercise Form attached as Exhibit A hereto, with the cashless exercise section duly completed, exercising the Conversion Right and specifying the total number of Units such Holder will convert pursuant to the Conversion Right. The presentation and surrender shall be deemed a waiver of the holder’s obligation to pay all or any portion of the aggregate Exercise Price payable for the Units being issued upon such exercise of this Purchase Option. This Purchase Option (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Purchase Option for conversion in accordance with the foregoing provisions.

      2.5 Exercise (Warrants).

2.5.1 General. Any Warrants underlying the Units shall be issued pursuant to and subject to the terms and conditions set forth in the Warrant Agreement dated as of [_____], 2006 (the “Warrant Agreement”) between the Company and [___________] as Warrant Agent; provided, that the exercise price of the Warrants shall be as set forth herein.

2.5.2 Determination of Amount. Notwithstanding the foregoing, in lieu of the payment of the Warrant exercise price (the “Warrant Exercise Price”) multiplied by the number of Warrants underlying the Units for which this Purchase Option is exercisable (and in lieu of being entitled to receive Common Stock therefor), each Holder shall have the right (but not the obligation) (the “Warrant Exercise Conversion Right”) to convert any exercisable but unexercised portion of the Warrants held by such Holder into shares of Common Stock, as provided in this Section 2.5.2. Upon exercise of the Warrant Exercise Conversion Right, the Company shall deliver to such Holder (without payment by such Holder of any of the Warrant Exercise Price in cash) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the Warrant Value (as defined below) of the Warrants being converted as of the date of such exercise by (y) the Current Stock Market Value (as defined below) as of the date of such exercise. As used herein, the term “Warrant Value” of the Warrants being converted as of the date of such exercise shall equal the remainder derived from subtracting (a) (i) the Warrant Exercise Price multiplied by (ii) the number of Warrants being converted from (b) (i) the Current Stock Market Value of the Warrants being converted as of the date of such exercise multiplied by (ii) the number of Warrants being converted. As used herein, the term “Current Stock Market Value” per Warrant as of the date of such exercise means the remainder derived from subtracting (x) (i) the Warrant Exercise Price multiplied by (ii) the number of shares of Common Stock issuable upon exercise of the Warrants from (y) (i) the Current Market Price of the Common Stock as of the date of such exercise multiplied by (ii) the number of shares of Common Stock for which the Warrants are exercisable.

2.5.3 Mechanics of Cashless Exercise. The Warrant Exercise Conversion Right may be exercised by any holder of Warrants on any Business Day on or after the Commencement Date and not later than 5:00 p.m., New York time, on the Warrant Expiration Date by delivering Warrants to the Warrant Agent with the duly executed Exercise Form as Exhibit B attached hereto, with the cashless exercise section duly completed, exercising the Warrant Exercise Conversion Right and specifying the total number of shares of Common Stock that such holder will convert pursuant to the Warrant Exercise Conversion Right. The presentation and surrender shall be deemed a waiver of the holder’s obligation to pay all or any portion of the aggregate Warrant Exercise Price payable for the shares of Common Stock being issued upon such exercise of the Warrants. The Warrants surrendered for conversion shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the Warrants for conversion in accordance with the foregoing provisions.

        2.6 Redemption. Notwithstanding anything to the contrary contained herein or in the Warrant Agreement, if the Company shall elect to redeem all of the Warrants (as defined in the

Warrant Agreement), (a) this Purchase Option, if not earlier exercised in full, shall be automatically exercised as to the Warrants that are part of Units issued hereunder, on a cashless basis as described in Section 2.4 hereof, immediately prior to the close of business on the Redemption Date, as defined in the Warrant Agreement, and (b) each Warrant that is part of a Unit issued hereunder upon such automatic conversion shall be redeemed by the Company as part of such redemption for the Redemption Price (as defined in the Warrant Agreement); provided, that the Company shall give Holder at least thirty (30) days’ notice prior to effecting any such redemption[, on the same terms as provided to the holders of Warrants pursuant to the Warrant Agreement].

3.     Transfer.

        3.1 General Restrictions. Each registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Purchase Option for a period of 180 days following the Effective Date; provided, however, that such Holder may transfer or assign this Purchase Option in whole or in part to (a) within the initial 180-day period following the Effective Date, (i) any entity participating as an underwriter or selected dealer in the Offering (each, an “Underwriter”), or (ii) a bona fide officer or partner of any such Underwriter and (b) following the expiration of the initial 180-day period, to (i) any Underwriter or a bona fide officer or partner thereof, or (ii) upon prior written notice to the Company, (x) a subsidiary or affiliate of an Underwriter, or (y) so long as not transferred in violation of applicable federal or state securities laws or rules of the National Association of Securities Dealers, Inc. (the “NASD”), any other third-party; provided, that, in each case, such entity, subsidiary, affiliate or third party, as the case may be, shall agree to be bound by the terms of this Section 3. Notwithstanding anything in this Section 3.1 to the contrary, on and after the first anniversary of the Commencement Date, transfers to others may be made subject to compliance with Section 3.2 hereof.

        3.2 Restrictions Imposed by Securities Act. The securities evidenced by this Purchase Option shall not be transferred by any Holder unless and until (i) the Company has received the opinion of counsel for such Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Company’s registration statement relating to the Offering relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established to the reasonable satisfaction of the Company.

        3.3 Assignments. In order to make any permitted assignment, a Holder must deliver to the Company the Assignment Form attached as Exhibit C hereto executed and completed, together with this Purchase Option and payment of all transfer taxes, if any, payable in connection herewith. The Company shall within five (5) business days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Option of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such agreement.

4.     New Purchase Option To Be Issued.

        4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. Subject to the restrictions in Section 3 hereof, in the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed Exercise Form or Assignment Form attached hereto and funds sufficient to pay the aggregate Exercise Price (except to the extent provided by Section 2.4 hereof) and any transfer tax, the Company shall deliver to Holder without charge a new Purchase Option of like tenor to this

Purchase Option in the name of Holder evidencing the right of Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option shall not have been, to date, previously exercised or assigned. In addition, subject to the restrictions in Section 3 hereof, the Company shall deliver to any permitted transferee without charge a new Purchase Option of like tenor to this Purchase Option in the name of such transferee evidencing the right of such transferee to purchase the number of Units purchasable hereunder as to which this Purchase Option has been transferred to such transferee. Partial exercise of Warrants included in this Purchase Option shall be effected pursuant to the terms of the Warrant Agreement (except to the extent provided by Section 2.5 hereof).

        4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a reasonably sufficient bond, the Company shall deliver to Holder a new Purchase Option of like tenor and date to this Purchase Option in the name of Holder. Any such new Purchase Option shall constitute a substitute contractual obligation on the part of the Company.

5.     Registration Rights.

        5.1 Demand Registration.

5.1.1 Grant of Right. Subject to the other terms and conditions set forth herein, the Company, at the request of Holders representing at least 51% of (i) this Purchase Option then outstanding, (ii) the underlying Units then outstanding, (iii) the underlying Warrants then outstanding and (iv) the underlying Common Stock then outstanding (in each case, determined on the basis of the aggregate number of shares of underlying Common Stock then outstanding and issuable and, collectively, the “Majority Holders”), agrees to use its best efforts to register, pursuant to one (1) request for registration, all or any portion of the Common Stock underlying the Units (including the shares of Common Stock and the shares of Common Stock for which the Warrants are exercisable) then held by Holders for which registration is necessary for such shares of Common Stock underlying the Units to be freely transferable (collectively, the “Registrable Securities”). With respect to such request, the Company will use its best efforts to file a registration statement or a post-effective amendment to the Company’s registration statement relating to the Offering covering the Registrable Securities within sixty (60) days after receipt of the Initial Demand Notice (as defined below), or as soon thereafter as practicable, and use best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. To make such request, the Majority Holders must give written notice to that effect to the Company, which notice shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof (the “Initial Demand Notice”). To be effective, the Initial Demand Notice must be received by the Company during a period beginning on the Commencement Date and ending five (5) years subsequent to the effective date of the Company’s registration statement relating to the Offering (the “Effective Date”); provided, that the Majority Holders may not deliver an Initial Demand Notice prior to the consummation of the Initial Business Combination. The Company shall give written notice of its receipt of any Initial Demand Notice from any Holder to all other Holders of the Registrable Securities within ten (10) days after the date of its receipt of any such Initial Demand Notice, and any such other Holder of the Registrable Securities who wishes to include all or a portion of such Holder’s Registrable Securities in such demand registration shall so notify the Company within fifteen (15) days after such Holder’s receipt of notice from the Company. Once made, a request for registration pursuant to an Initial Demand Notice provided in accordance with this Section 5.1.1 may not be revoked, except that such a request may be revoked (and shall not be deemed to have been made for purposes of determining the rights of Holder under this Section 5.1.1) by the Majority Holders if (i) the Majority Holders shall have received notice of a Blackout Period (as defined below) from the Company and (ii) the Majority Holders provide written notice to the Company within (10) days after receipt of such notice requesting such revocation for the purpose of preserving the right to request registration pursuant to an Initial Demand Notice at a time subsequent thereto.

Notwithstanding anything contained herein to the contrary, if the Company provides the Majority Holders notice of a Blackout Period within five (5) Business Days after it receives the Initial Demand Notice, then (i) the Company shall not be required to take any action pursuant to this Section 5.1 during such Blackout Period, (ii) the Initial Demand Notice shall be deemed received, for purposes of determining the availability of registration rights of Holder under this Section 5.1, when actually received by the Company, and (iii) the Initial Demand Notice shall be deemed received, for purposes of determining the timing of any obligation of the Company under this Section 5.1, on the first Business Day immediately succeeding the conclusion of such Blackout Period. For purposes of this Section 5, “Blackout Period” means (a) the period beginning ninety (90) days prior to any date that the Company expects to file a registration statement for a public offering (other than a registration statement relating to (i) any employee stock option or other benefit plan, (ii) an exchange offer or an offering of securities solely to the Company’s existing security holders, (iii) relating to a transaction contemplated by Rule 145(a) promulgated under the Securities Act, (iv) an offering of debt that is convertible into equity securities of the Company or (v) a dividend reinvestment plan) and, if no such registration statement is filed, ending ninety (90) days thereafter or, if such a registration statement is filed, ending on the last day of the distribution period of the offering of securities covered thereby or (b) if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such demand registration would have a material adverse effect on any previously undisclosed proposal or plan by the Company to engage in any material financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other transaction or third party claim, during a period, not to exceed ninety (90) days, commencing on the giving to the holders of such certificate. The Company may not give notice of a Blackout Period more than once in any twelve (12) month period or within less than six (6) months after a previous notice of a Blackout Period. Notwithstanding anything contained herein to the contrary, a request for registration pursuant to an Initial Demand Notice shall not be deemed to have been made for purposes of determining the rights of Holder under this Section 5.1.1 if (i) the Majority Holders have requested registration pursuant to an Initial Demand Notice and (ii) such registration has not occurred as a result of the Company’s failure to comply with its obligations under this Section 5.1. Subject to the other terms and conditions set forth herein, only one (1) request for registration may be made by the Majority Holders under this Section 5.1.1.

5.1.2 Terms. The Company shall bear all fees and expenses incurred in connection with registering the Registrable Securities, including the reasonable fees and expenses of one (1) legal counsel selected by a majority of Holders exercising rights under this Section 5.2 to represent them collectively in connection with the sale of the Registrable Securities, but Holders shall pay any and all underwriting discounts and commissions attributable to the Registrable Securities being sold by Holders. The Company agrees to use best efforts to register or qualify the Registrable Securities covered by a demand registration statement in such states as are reasonably requested by the Majority Holders; provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would (i) cause the Company to be obligated to qualify to do business in such state, or would subject the Company to taxation as a foreign corporation doing business in such state or (ii) cause the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company (except to the extent such shares are already subject to an escrow in such state). The Company shall use best efforts to cause any registration statement or post-effective amendment filed pursuant to the foregoing demand registration rights to remain effective until all Registrable Securities have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental authority) or such securities have been withdrawn.

        5.2 Piggy-Back Registration.

5.2.1 Grant of Right. Subject to the other terms and conditions set forth herein, Holders shall have the right, for a period commencing on the Commencement Date and ending seven (7) years subsequent to the Effective Date, to include the Registrable Securities then held by them as part of any registration of equity securities (or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company), other than a registration of securities (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or an offering of securities solely to the Company’s existing security holders, (iii) relating to a transaction contemplated by Rule 145(a) promulgated under the Securities Act, (iv) for an offering of debt that is convertible into equity securities of the Company or (v) for a dividend reinvestment plan. Notwithstanding the foregoing, if the Company has been advised by the Company’s managing underwriter or underwriters, if any, for such offering that the inclusion of such Registrable Securities, when added to the securities being registered by the Company and any selling stockholders, will exceed the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall only be obligated to include in any such registration:

    (i)        if the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities and Insider Shares (as defined below) as to which registration has been requested under this Section 5.2 or under the Registration Rights Agreement, dated as of [______], 2006 (the “Registration Rights Agreement”), among the Company and the stockholders party thereto, as the case may be (pro rata in accordance with the number of shares that each such person has requested to be included in such registration, regardless of the number of shares held by such person (“Pro Rata”)); and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), all other shares of Common Stock as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares. For purposes hereof, “Insider Shares” shall mean the “Registrable Securities” as defined in the Registration Rights Agreement;

    (ii)        if the registration is undertaken as a demand registration as to Insider Shares pursuant to the Registration Rights Agreement: (A) first, the shares of Common Stock for the account of the holders of Insider Shares under the Registration Rights Agreement that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares; and

    (iii)        if the registration is undertaken at the demand of persons other than Holders of Registrable Securities or Insider Shares pursuant to written contractual demand registration rights of security holders: (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities and Insider Shares as to which registration has been requested under this Section 5.2 or under the Registration Rights Agreement, as the case may be (pro rata in accordance with the number of shares of Registrable Securities or Insider Shares held); and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

5.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the reasonable fees and expenses of one (1) legal counsel selected by a majority of Holders exercising rights under this Section 5.2 to represent them collectively in connection with the sale of the Registrable Securities, but Holders shall pay any and all underwriting discounts and commissions attributable to the Registrable Securities being sold by Holders. In the event of such a proposed registration, the Company shall furnish Holders with written notice at least ten (10) days prior to the proposed date of filing of such registration statement (or, if time does not permit, such shorter time as may be feasible under the circumstances). Such notice to Holders shall continue to be given for each applicable registration statement filed (during the period for which this Purchase Option is exercisable) by the Company until such time as all Registrable Securities have been registered and sold pursuant to this Section 5.2. The Company shall (x) give written notice of such proposed filing to Holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to Holder in such notice the opportunity to register the sale of such number of shares of Registrable Securities as Holder may request in writing within ten (10) days following receipt of such notice (or, if time does not permit, such shorter time as may be feasible under the circumstances). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a piggy-back registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Company shall cause any registration statement filed pursuant to the foregoing piggy-back rights to remain effective until all Registrable Securities and other securities covered by such registration statement have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental authority) or such securities have been withdrawn.

        5.3 Suspension of Use of Effective Registration Statement. If a registration statement relating to the registration of Registrable Securities under this Section 5 has been declared effective (“Effective Registration Statement”) and a Suspension Notice (as defined below) has occurred or is anticipated in good faith by the Company’s Board of Directors, the Company may, upon the good faith determination by its Board of Directors that it is reasonably necessary to suspend the use of such Effective Registration Statement or sales of Registrable Securities by Holders under such Effective Registration Statement, by written notice (the “Suspension Notice”) to Holder, direct Holder to suspend the use of or sales under such Effective Registration Statement for a period not to exceed thirty (30) days in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period. A “Suspension Event” shall mean: (a) a primary offering of securities by the Company where the Company is advised by the managing underwriter or underwriters that the sale of Registrable Securities pursuant to such Effective Registration Statement would have a material adverse effect on the Company’s primary offering or (b) pending negotiations relating to, or the consummation of, a transaction or the occurrence of an event (i) that would require additional disclosure of material information by the Company in such Effective Registration Statement or other public filings and which has not been so disclosed, (ii) as to which the Company has a bona fide business purpose for preserving confidentiality or (iii) that renders the Company unable to comply with requirements of the Commission, under circumstances that would make it unduly burdensome to promptly amend or supplement such Effective Registration Statement on a post-effective basis, as applicable. Upon the occurrence of any such suspension, the Company shall use best efforts to take or cause to be taken such action as is necessary to permit resumed use of such Effective Registration Statement promptly following the cessation of the Suspension Event giving rise to such suspension so as to permit Holder to resume use of and sales under such Effective Registration Statement as soon as practicable thereafter, but the Company shall not be required to take any action that its Board of Directors deems adverse to the Company’s interests. Upon cessation of the Suspension Event giving rise to such suspension, the Company shall provide Holder with prompt written notice that the Suspension Event has ceased (the “End of Suspension Notice”). No Holder shall effect any sales of the Registrable Securities pursuant to such Effective Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company in a Suspension Notice, Holder (or, as applicable, each person making up Holder) will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder’s possession, of any prospectuses covering the Registrable Securities at the time of receipt of such Suspension Notice.

        5.4 General Terms.

5.4.1 Indemnification. The Company shall indemnify each Holder and each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 6 of the Underwriting Agreement between the Company and the Underwriters dated the Effective Date. Holder and its successors and assigns shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 6 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company. If there is any notice of a Blackout Period or similar notice, each Holder agrees to keep the information contained in such notice confidential and not to trade in any securities of the Company unless and until the Company notifies such Holder that such trading would comply with securities laws.

5.4.2 Exercise of Purchase Option. Nothing contained in this Purchase Option shall be construed as requiring any Holder to exercise its Purchase Option or Warrants underlying such Purchase Option prior to or after the initial filing of any registration statement or the effectiveness thereof, except to the extent required to effect such registration.

5.4.3 Documents Delivered To Holders. The Company shall furnish Holders that are participating in any of the offerings covered by this Section 5, a signed counterpart, addressed to the participating Holders, of (i) any opinion of counsel to the Company delivered to any underwriter engaged in connection with such offering and (ii) any comfort letter from the Company’s independent public accountants delivered to any such underwriter. If no legal opinion is delivered to an underwriter in connection with an offering, the Company shall, in connection with such offering, furnish to Holders that are participating in any of such offerings, at any time that Holders shall elect to use a prospectus, a customary opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect. The Company shall also deliver promptly to Holders, if Holders are participating in such offering, upon request, the correspondence described below and copies of all correspondence between the Commission and the Company, its counsel or auditors and all correspondence relating to discussions with the Commission or its staff with respect to the registration statement and permit Holders to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable federal and state securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as Holders shall reasonably request. The Company shall not be required to disclose any confidential information (including information that is the subject of a notice of a Blackout Period) or other records to Holders, or to any other person, until and unless such persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto.

5.4.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by Holders whose Registrable Securities are being registered pursuant to Section 5.1.1, which managing underwriter(s) must be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type. For the avoidance of doubt, Holder may not require the Company to accept terms, conditions or provisions in any such agreement which the Company determines are not reasonably acceptable to the Company, notwithstanding anything contained herein to the contrary. Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of Holders. Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holder, its title to the securities being registered, and its intended methods of distribution. Such Holders shall, however, agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, Holders shall cooperate fully and on a timely basis in the preparation of the registration statement and other documents relating to any offering in which they include their Registrable Securities pursuant to this Section 5. Each such Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of its Registrable Securities.

        5.4.5 Rule 144 Sale. Notwithstanding anything contained in this Section 5 to the contrary, the Company shall have no obligation pursuant to this Section 5 for the registration of Registrable Securities held by any Holder where (i) such Holder would then be entitled to (or could otherwise) sell under Rule 144 promulgated under the Securities Act (“Rule 144”), including Rule 144(k), within any three (3) month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of its Registrable Securities, and any securities underlying such Registrable Securities, if any, then held by such Holder [or any portion of securities sought to be registered pursuant to this Section 5 (other than Section 5.4.1), and, only if applicable], (ii) the number of Registrable Securities, and any securities underlying such Registrable Securities, if any, held by such Holder is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Holder were an affiliate within the meaning of Rule 144). Notwithstanding anything contained in this Section 5 to the contrary, all terms, conditions, rights and obligations set forth in this Section 5 shall fully and finally terminate if, at any time, [all Holders] are entitled to (or could otherwise) sell under Rule 144, including Rule 144(k), within any three (3) month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities, and any securities underlying such Registrable Securities, if any, then held by such Holders. [The Company shall use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.]

        5.4.6 Supplemental Prospectus. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        5.4.7 Holder Obligations. No Holder may participate in any underwritten offering pursuant to this Section 5 unless such Holder (i) agrees to sell only Holder’s Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

6.     Adjustments.

        6.1 Adjustments Under Certain Circumstances.

6.1.1 Stock Dividends. If, after the date hereof, and subject to the provisions of Section 6.2 hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar distribution involving all holders of shares of Common Stock, then, on the effective date of such distribution or event, the number of shares of Common Stock included in the Units underlying this Purchase Option (the “Underlying Shares”) shall be increased in proportion to such increase in outstanding shares of Common Stock. In such case, the number of shares of Common Stock underlying the Warrants underlying each of the Units purchasable hereunder, and the Warrant Exercise Price, shall be adjusted in accordance with the terms of the Warrants. Any such adjustment pursuant to this Section 6.1.1 shall become effective immediately after the opening of business on the day following the record date fixed for such determination. If any dividend or distribution of the type described in this Section 6.1.1 is declared but not so paid or made, the number of Underlying Shares shall again be adjusted to the number of shares that would then be in effect if such dividend or distribution had not been declared.

6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.2 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Underlying Shares shall be decreased in proportion to such decrease in outstanding shares of Common Stock. In such case, the number of shares of Common Stock underlying the Warrants underlying each of the Units purchasable hereunder, and the Warrant Exercise Price, shall be adjusted in accordance with the terms of the Warrants.

6.1.3 Replacement of Securities upon Reorganization, Etc.; Substitute Purchase Option. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved (any of the foregoing, a “Reorganization Event”)[, in each case that does not decrease the number of outstanding shares of Common Stock], Holder shall have the right thereafter (until the stated expiration of the right of exercise of this Purchase Option) to receive, upon the basis and upon the terms and conditions specified herein [and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby], for the same aggregate Exercise Price payable hereunder immediately prior to such Reorganization Event, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such Reorganization Event, that Holder would have received if Holder had exercised its Purchase Option immediately prior to such Reorganization Event and, if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1 or 6.1.2 hereof, then such adjustment shall be made pursuant to Section 6.1.1 or 6.1.2 hereof, whichever is applicable, and this Section 6.1.3. For purposes of this Section 6.1.3 only, the Commencement Date shall be deemed to be the earlier of the Business Day immediately preceding such Reorganization Event and the date of the Commencement Date in the absence of this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive Reorganization Events. In case of any such Reorganization Event that is a consolidation or merger, the corporation formed by such consolidation or merger shall execute and deliver to Holder a supplemental Purchase Option acknowledging the provisions of this Section 6.1.3 and providing for adjustments that shall be identical to the adjustments provided in this Section 6. For the avoidance of doubt, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

6.1.4 Changes in Form. This form of Purchase Option need not be changed because of any adjustment pursuant to this Section 6, and any Purchase Option issued after such adjustment may state the same Exercise Price and the same number of Units and Underlying Shares as are stated in this Purchase Option initially issued pursuant to this Agreement. The acceptance by Holder of the issuance of a new Purchase Option reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof. However, the Company may at any time in its sole discretion make any change in the form of a Purchase Option that the Company may deem appropriate and that does not affect the substance thereof, and any Purchase Option thereafter issued or countersigned, whether in exchange or substitution for an outstanding Purchase Option or otherwise, may be in the form as so changed.

6.1.5 Adjustments to Exercise Price. Whenever the number of Underlying Shares is adjusted as provided in this Section 6, the Exercise Price of the corresponding Unit shall be adjusted (to the nearest cent, rounding up) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the number of Underlying Shares purchasable upon the exercise of this Purchase Option immediately prior to such adjustment and (ii) the denominator of which shall be the number of Underlying Shares so purchasable immediately thereafter. Any adjustment pursuant to this Section 6.1.5 shall become effective immediately after the opening of business on the day following (i) the record date fixed for such determination giving rise to such adjustment or (ii) the day upon which such subdivision or combination giving rise to such adjustment becomes effective, as the case may be. If any event giving rise to such adjustment does not occur, the Exercise Price shall again be adjusted to the Exercise Price that would be in effect without such adjustment. Whenever the number of Underlying Shares or Exercise Price of the Units purchasable upon the exercise of this Purchase Option is adjusted as provided in this Section 6, the Warrant Exercise Price may be adjusted to the extent set forth in the Warrant Agreement.

        6.2 Elimination of Fractional Interests. Notwithstanding any provision contained in this Purchase Option to the contrary, the Company shall not be required to issue fractional shares or Warrants upon the exercise of this Purchase Option and shall not be required to issue scrip or pay cash in lieu of any fractional interests. If, by reason of any adjustment made pursuant to this Section 6, Holder would be entitled, upon the exercise of this Purchase Option or any Underlying Share or Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

7.     Reservation, Listing and Unregistered Securities.

        7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Purchase Option or the Warrants underlying this Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Option and payment of the Exercise Price therefor, all shares of Common Stock and other equity securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying this Purchase Option and payment of the respective Warrant Exercise Price therefor, all shares of Common Stock and other equity securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder.

        7.2 Listing of Common Stock. As long as this Purchase Option shall be outstanding, the Company shall use its best efforts to cause all (i) Units and Underlying Shares, (ii) Warrants issuable upon exercise of this Purchase Option and (iii) shares of Common Stock issuable upon exercise of the Warrants included in the Units issuable upon exercise of this Purchase Option to be listed (subject to official notice of issuance) on any securities exchange (or, if applicable, quoted on the OTC Bulletin Board or any successor trading market) or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed, quoted and/or designated.

        7.3 No Obligation to Deliver Registered Shares.  Notwithstanding anything contained in this Purchase Option to the contrary, the Company may deliver (a) unregistered Units (and unregistered shares of Common Stock and unregistered Warrants) upon exercise of this Purchase Option and (b) unregistered shares of Common Stock upon exercise of the Warrants included in this Purchase Option (delivery of such shares upon exercise of the Warrants being governed by, and subject to the terms of, the Warrant Agreement), and will have no liability to any person for delivering any such unregistered shares or Warrants.

8.     Certain Notice Requirements.

        8.1 Holder’s Right to Receive Notice. Nothing contained herein shall be construed as conferring upon Holder the right to vote or consent as a stockholder for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Purchase Option and its exercise, a Trigger Event (as defined below) occurs, then, in one or more of such events, the Company shall give written notice of such event at least ten (10) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders. A “Trigger Event” shall mean: (i) the taking by the Company of a record of the holders of shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the offering by the Company to all of the holders of its shares of Common Stock of any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) the submission by the Company for approval by its stockholders of a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of the Company’s assets.

        8.2 Notices of Change Due to Adjustments. The Company shall, promptly after an event requiring a change in the number of Underlying Shares, a change in the Exercise Price or other change pursuant to Section 6.1 hereof, give written notice thereof to Holder of such event and change, which notice shall (a) set forth the record date or the effective date of the event and (b) state the change, if any, to the Exercise

Price due to such adjustment and the increase or decrease, if any, in the number of Underlying Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

        8.3 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be given or made in writing and shall be deemed to have been duly given or made when hand delivered, or mailed by express mail or next-day courier service: (i) if to a Holder of this Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to Holders:

Symmetry Holdings Inc. 432 Scarborough Road Briarcliff Manor, NY 10510 Attn: Chief Executive Officer Facsimile: (212) 808-7897

Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the action taken.

9.     Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that:

        9.1 Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

        9.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Purchase Option and to carry out and perform its obligations under this Purchase Option.

        9.3 Authorization; Enforceability; Valid Issuance. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Purchase Option by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of this Purchase Option and the reservation of the shares of Common Stock underlying this Purchase Option has been taken. This Purchase Option and the Warrant Agreement constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally, (ii) as such enforceability may be limited by an implied covenant of good faith and fair dealing, (iii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws or principles of public policy, (iv) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (v) as such enforceability may be limited by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The shares of Common Stock, when issued upon exercise of this Purchase Option or the Warrants underlying this Purchase Option and the Warrant Agreement and in compliance with the provisions of this Purchase Option, will be validly issued, fully paid and non-assessable and free and clear of any preemptive rights under the Charter.

        9.4 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority, required on the part of the Company in connection with the valid offer, execution, sale and delivery of this Purchase Option have been obtained and are effective.

        9.5 Compliance with Other Instruments. The execution, delivery and performance of this Purchase Option and the consummation of the transactions contemplated hereby and the compliance by the Company with the terms hereof do not and will not (a) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default, with or without the giving of notice or the lapse of time or both, under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any material agreement or instrument to which the Company is a party, (b) result in any violation of the provisions of the Charter or the Company’s bylaws, or (c) result in a material violation of any existing applicable law, rule or regulation or any judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its properties or business.

10.     Miscellaneous.

        10.1 Amendments. No term or provision of this Agreement may be amended, changed, waived, altered or modified, except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is sought to be enforced.

        10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

        10.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral and written, with respect to the subject matter hereof. Except as set forth in Section 9 hereof, Holder acknowledges that neither the Company nor any of its representatives or advisors has made any representation or warranty to Holder with respect to this Purchase Option, the securities underlying this Purchase Option or any other matter.

        10.4 Binding Effect. This Purchase Option shall inure solely to the benefit of, and shall be binding upon, Holder and the Company and their respective permitted assignees, successors and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

        10.5 Governing Law; Submission To Jurisdiction. This Purchase Option shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and Holder irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such Court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Purchase Option, agree that all claims in respect of the action may be heard and determined in any such Court and agree not to bring any action arising out of or relating to this Purchase Option in any other court. In any action, the Company and Holder irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of any such Court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and Holder agree that the service of process at the address provided in Section 8.3 shall be deemed effective service of process on such party. The Company and Holder agree that the prevailing party in any such action shall be entitled to recover from the other party all of its reasonable attorneys’ fees and expenses relating to such action or proceeding or incurred in connection with the preparation therefor.

        10.6 Waiver, Etc. The failure of the Company or Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision or to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party against whom enforcement of such waiver is sought, and no waiver of any such breach, non-compliance or non- fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

        10.7 Execution In Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

        10.8 Underlying Warrants. At any time after exercise by a Holder of this Purchase Option, such Holder may exchange its Warrants for Public Warrants, but only to the extent that such exchange may be made in compliance with applicable federal and state securities laws.

[Remainder of this Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be signed by its duly authorized officer as of the [___] day of [______], 2006.

SYMMETRY HOLDINGS INC. By: Name: Title:

[Signature Page to Representative's Purchase Option]

Exhibit A

Form to be used to exercise Purchase Option:

UNIT EXERCISE FORM

Symmetry Holdings Inc.
[address]

Date:______________________, 200__

        Payment Exercise: The undersigned hereby elects irrevocably to exercise [all] [a portion of] the within Purchase Option and to purchase _____________ Units of Symmetry Holdings Inc. and hereby makes payment of $________________ (at the rate of $10.00 per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

OR

        Conversion Exercise: The undersigned hereby elects irrevocably to exercise its right to convert ______________ Units pursuant to Section 2.4 of the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (with a “Value” of $_______________; a “Current Market Value” of $_______________; and a “Current Market Price” of $_______________). Please issue that number of securities comprising the Units (as determined in accordance with Section 2.4 of the Purchase Option) in accordance with the instructions given below.

Signature Signature Guaranteed

        NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS THAT TERM IS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: ______________________________________________________________________________________

(Print in Block Letters)

Address: ____________________________________________________________________________________

Exhibit B

Form to be used to exercise underlying Warrants:

WARRANT EXERCISE FORM

Symmetry Holdings Inc.
[address]

Date: ________________, 200__

        Payment Exercise: The undersigned hereby elects irrevocably to exercise [all] [a portion of] the Warrants and to purchase ____________ shares of Common Stock of Symmetry Holdings Inc. and hereby makes payment of $______________ (at the rate of $5.50 per share) in payment of the Warrant Exercise Price pursuant thereto. Please issue the shares of Common Stock as to which the Warrants are exercised in accordance with the instructions given below.

OR

        Conversion Exercise: The undersigned hereby elects irrevocably to exercise its right to convert ________________ Warrants pursuant to Section 2.5 of the within Purchase Option by surrender of the unexercised portion of the attached Warrant (with a “Warrant Value” of $______________; a “Current Stock Market Value” of $______________; and a “Current Market Price” of $____________). Please issue that number of securities comprising the Units (as determined in accordance with Section 2.5 of the Purchase Option) in accordance with the instructions given below.

Signature Signature Guaranteed

        NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS THAT TERM IS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: ______________________________________________________________________________________

(Print in Block Letters)

Address: ____________________________________________________________________________________

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Exhibit C

Form to be used to assign Purchase Option:

FORM OF ASSIGNMENT

        (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

        FOR VALUE RECEIVED _________________________________________________________________ does hereby sell, assign and transfer unto ___________________________________________, a permitted transferee under Section 3 of the Purchase Option, the right to purchase ____________ Units of Symmetry Holdings Inc. (the “Company”) evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: ____________________, 200___

Signature Signature Guaranteed

        NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (AS THAT TERM IS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

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